UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 26, 2012)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of HCA Holdings, Inc. (the “Company”) held on April 26, 2012 at the Company’s corporate headquarters in Nashville, Tennessee, a total of 406,777,516 shares of the Company’s common stock, out of a total of 438,204,071 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

1. Election to the Company’s Board of Directors of the following 13 director nominees:

	For	Withheld	Broker Non-Votes
Richard M. Bracken	361,005,533	34,221,533	11,550,450
R. Milton Johnson	355,263,898	39,963,168	11,550,450
John P. Connaughton	349,906,182	45,320,884	11,550,450
Kenneth W. Freeman	355,261,013	39,966,053	11,550,450
Thomas F. Frist III	350,150,375	45,076,691	11,550,450
William R. Frist	355,252,868	39,974,198	11,550,450
Christopher R. Gordon	355,204,108	40,022,958	11,550,450
Jay O. Light	391,898,086	3,328,980	11,550,450
Geoffrey G. Meyers	391,898,595	3,328,471	11,550,450
Michael W. Michelson	350,067,507	45,159,559	11,550,450
James C. Momtazee	355,251,662	39,975,404	11,550,450
Stephen G. Pagliuca	350,239,013	44,988,053	11,550,450
Wayne J. Riley, M.D.	392,123,085	3,103,981	11,550,450

2. Ratification of selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the year ending December 31, 2012:

For	Against	Abstentions	Broker Non-Votes
402,965,296	3,633,969	178,251	0

3. Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Company’s 2012 proxy statement (“say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
393,580,848	1,141,057	505,161	11,550,450

4. Adoption of a non-binding advisory recommendation that the Company conduct future say-on-pay votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
379,206,527	1,530,450	14,304,007	186,082	11,550,450

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: April 30, 2012